Exhibit 4.4

FORM OF GLOBAL SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

CUSIP 043353AD3

ARVINMERITOR, INC.
8.125% NOTES DUE 2015

No. A-1	$252,537,000
As revised by the Schedule of Increases or Decreases in Global Security attached hereto

ArvinMeritor, Inc., a corporation duly organized and existing under the laws of the State of Indiana (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Two Hundred Fifty Two Million Five Hundred Thirty Seven Thousand Dollars ($252,537,000), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on September 15, 2015 and to pay interest thereon from September 30, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing March 15, 2006 at the rate of 8.125% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 and September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois, and at such other locations as the Company may from time to time designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: September 30, 2005

ARVINMERITOR, INC.

By:
Name: Brian P. Casey
Title: Vice President and Treasurer

Attest:

Name: Bonnie Wilkinson Title: Vice President and Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 8.125% Notes due 2015 described in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY,
as Trustee

By:

Name:
Title:

Dated: September __, 2005

Reverse of Security

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1998, as modified by the Officers’ Certificate dated September 30, 2005 (as so modified, herein called the “Indenture”), between the Company and BNY Midwest Trust Company (as successor to The Chase Manhattan Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $252,537,000.

Except as otherwise provided in the Indenture, this Security will be issued in global form only registered in the name of the Depository or its nominee. This Security will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Security shall be maintained in book-entry form by the Depository for the accounts of participating organizations of the Depository.

The Securities of this series are subject to redemption upon not less than 30 days’ but not more than 60 days’ notice by mail at any time and from time to time, at a Redemption Price equal to the greater of (a) 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to the Redemption Date, or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Security to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points plus accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

For purposes of determining the redemption price, the following definitions are applicable:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

“Business Day” means any day other than a Saturday or Sunday and other than a day on which banking institutions in Chicago, Illinois, or New York, New York, are authorized or obligated by law, regulation or executive order to close.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Security to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for that redemption date.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and its respective successors; provided, however, that if Citigroup Global Markets Inc. or its successors shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute for it another nationally recognized investment bank that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

On and after the Redemption Date, interest will cease to accrue on the Securities or any portion thereof called for redemption if the Company has complied with the provisions of the following sentence. On or before any Redemption Date, the Company shall deposit with a Paying Agent (or the Trustee) sufficient money to pay the Redemption Price of and accrued interest on the Securities to be redeemed on such date. If less than all the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance, or other transfer or lease of all of its properties, as or substantially as an entity, to another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company, in certain circumstances, from such obligations.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

The Company may from time to time, without notice to or consent of the registered holders of the Securities, create and issue further notes ranking equally and ratably with the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes), so that such further notes shall be consolidated and form a single series with the Securities and shall have the same terms as to status, redemption or otherwise as the Securities.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Company at its option, subject to the terms and conditions contained in the Indenture, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer and exchange of such Securities, to replace mutilated, destroyed, lost or stolen Securities, to compensate, reimburse and indemnify the Trustee, to maintain an office or agency with respect to the Securities and to hold moneys for payment in trust) or (b) may omit to comply with certain restrictive covenants contained in the Indenture, in each case upon irrevocable deposit with the Trustee in trust of money or U.S. government securities (as described in the Indenture) or a combination thereof, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to discharge the principal of and interest on such Securities on the Stated Maturity of such principal or interest.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law rules.

As provided in the Indenture, no recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security or the coupons, if any, appertaining thereto, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareowner, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations under the Securities issued thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareowners, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or the coupons, if any, appertaining thereto or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareowner, officer or director, as such, because of the creation of the indebtedness hereby, or under or by reason of the obligations, covenants or agreements contained in the Indenture, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Securities.

[FORM OF ASSIGNMENT]

To assign this Security, fill in the form below:

                         I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ________________ as agent for the transfer of this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

THE REMAINDER OF THIS FORM OF ASSIGNMENT SHALL NOT BE INCLUDED IN THE SECURITIES WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

1	☐	acquired for the undersigned’s own account, without transfer; or

2	☐	transferred to the Company; or

3	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4	☐	transferred pursuant to an effective registration statement under the Securities Act; or

5	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

6	☐

transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements that it is acquiring this Security for investment and not with a view to, or for offer or sale in connection with, any distribution (as contemplated in the Securities Act) or fractionalization thereof or with any intention of reselling this Security or any part thereof, subject to any requirement of law that the disposition of its property will be at all times within its control and subject to its ability to resell this Security pursuant to Rule 144A, Regulation S or other exemption from registration available under the Securities Act; or

7	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

                    The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee